Exhibit 99.1

INVESTOR Presentation February 2017

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts, and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors. These statements are subject to significant risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements. For a description of some of the risks and uncertainties that may adversely affect our future results, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission, including those in Item 1A "Risk Factors" of our most recent Form 10-K and any updates thereto in our Forms 10-Q and Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in our presentation, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation includes the non-GAAP financial measure of Adjusted EBITDA (on a consolidated basis and for our reporting segments). Adjusted EBITDA is intended to provide additional information only and does not have any standard meaning prescribed by accounting principles generally accepted in the U.S. (“GAAP”). A quantitative reconciliation of historical net income (loss) to Adjusted EBITDA (as defined below) is found in the tables accompanying this presentation. EBITDA represents net income (loss) before: (1) interest income (expense) net, (2) income tax provision, (3) depreciation and depletion, and (4) amortization. Adjusted EBITDA represents EBITDA as further adjusted for accretion, which represents non-cash increases in asset retirement obligation liabilities resulting from the passage of time, and specifically identified items that management believes do not directly reflect our core operations. For the periods presented herein, the specifically identified items are: (1) adjustments to exclude the changes in the Tax Receivable Agreement, (2) adjustments for derivative financial instruments, excluding fair value mark-to-market gains or losses and including cash amounts received or paid, (3) adjustments to exclude non-cash impairment charges, (4) adjustments to exclude debt restructuring costs, and (5) adjustments to exclude the gain from the sale of our 50% non-operating interest in the Decker Mine in September 2014. We enter into certain derivative financial instruments such as put options that require the payment of premiums at contract inception. The reduction in the premium value over time is reflected in the mark-to-market gains or losses. Our calculation of Adjusted EBITDA does not include premiums paid for derivative financial instruments; either at contract inception, as these payments pertain to future settlement periods, or in the period of contract settlement, as the payment occurred in a preceding period. Because of the inherent uncertainty related to the items identified above, management does not believe it is able to provide a meaningful forecast of the comparable U.S. GAAP measures or reconciliation to any forecasted U.S. GAAP measure. Adjusted EBITDA is an additional tool intended to assist our management in comparing our performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect our core operations. Adjusted EBITDA is a metric intended to assist management in evaluating operating performance, comparing performance across periods, planning and forecasting future business operations and helping determine levels of operating and capital investments. Period-to-period comparisons of Adjusted EBITDA are intended to help our management identify and assess additional trends potentially impacting our company that may not be shown solely by period-to-period comparisons of net income (loss). Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe Adjusted EBITDA is also useful to investors, analysts and other external users of our consolidated financial statements in evaluating our operating performance from period to period and comparing our performance to similar operating results of other relevant companies. Adjusted EBITDA allows investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and depletion, amortization and accretion and other specifically identified items that are not considered to directly reflect our core operations. Our management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as compared to net income (loss), or other GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of these exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other GAAP financial measures as a measure of our operating performance. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. 2

Cloud Peak Energy Profile 3

One of the largest U.S. coal producers 2016 coal shipments from our three mines of 58.5 million tons 2016 proven & probable reserves of 1.1 billion tons Only pure-play PRB coal company Extensive NPRB projects and options for long-term growth opportunities Employs approximately 1,300 people Company and Financial Overview NYSE: CLD (2/17/17) $5.82 Market Capitalization (2/17/17) $357.7 million Total Available Liquidity (12/31/16) $440.0 million 2016 Revenue $800.4 million Senior Debt Principal (12/31/16) $408.9 million 4

Good Safety Record = Well-Run Operations Source: Mine Safety and Health Administration Note: Total Incident Rate = (total number of employee incidents x 200,000) / total man-hours. 5 Top Coal Producing Companies - Incident Rates (MSHA) Cloud Peak Energy 2016 – 0.25 Cloud Peak Energy 2015 – 0.91 2016 0.25 0.61 0.61 0.73 0.91 1.01 1.34 1.39 1.50 1.51 1.53 2.07 3.05 3.62 3.65 3.69 3.82 3.98 4.49 4.67 5.15 5.31 5.37 5.45 5.93 6.55 Cloud Peak Energy Global Mining Group Energy Future Holdings NACCO Industries Cloud Peak Energy Arch Coal Kiewit Peter Sons Bowie Resources Partners Navajo Nation Peabody Energy Westmoreland CONSOL Energy Walter Energy BHP Billiton Alliance Resource Partners Prairie State Energy Alpha Natural Resources IDACORP Brent K Bilsland JMP Coal Holdings Armstrong Energy J Clifford Forrest Coalfield Transport Western Fuels Robert E Murray Patriot Coal 2015

Low-Risk Surface Operations One of the best safety records in the industry Proportionately low, long-term operational liabilities Surface mining reduces liabilities and allows for high-quality reclamation Strong environmental compliance programs and ISO-14001 certified Highly productive, non-unionized workforce at all of our mines 6

Increasing Workload A Function of Surface Mining in the PRB 7 Additional overburden as coal seams dip further down geologically moving west Haul distances increase as mining pits migrate further from load-out More equipment, personnel, resources required to maintain steady production Imposes production growth constraints in the PRB over time

Extensive Coal Reserves and Projects Spring Creek Mine – MT 2016 Tons Sold 10.3M tons 2016 Proven & Probable Reserves 248.5M tons Average Reserve Coal Quality 9,350 Btu/lb Mine Life (1) 24 years Cordero Rojo Mine – WY 2016 Tons Sold 18.3M tons 2016 Proven & Probable Reserves 315.9M tons Average Reserve Coal Quality 8,425 Btu/lb Mine Life (1) 17 years Antelope Mine – WY 2016 Tons Sold 29.8M tons 2016 Proven & Probable Reserves 516.9M tons Average Reserve Coal Quality 8,875 Btu/lb Mine Life (1) 17 years Antelope Mine 7.8M tons Cordero Rojo Mine 53.1M tons Spring Creek Mine 3.9M tons Youngs Creek Project (non-federal coal) 292.4M tons 357.2M tons 2016 Non-Reserve Coal Deposits(2) 0.36B Tons Big Metal Project 1,387M tons Additional Non-Federal Coal (3) 1.4B Tons 2016 Proven & Probable Reserves 1.1B Tons Source: SNL Energy7 (1) Assumes production at the 2016 level. (2) Non-reserve coal deposits are not reserves under SEC Industry Guide 7. Estimates of non-reserve coal deposits are subject to further exploration and development, are more speculative, and may or may not be converted to future reserves of the company. (3) Subject to exercise of options. Represents a current estimate of physical in-place coal tons. Does not represent proven and probable reserves, non-reserve coal deposits or a forecast of tons to be produced and sold in the future. Future production and sales of such tons, if any, are subject to exercise of options and significant risk and uncertainty. 8

9 Spring Creek Complex Potential Development Options (1) Non-reserve coal deposits are not reserves under SEC Industry Guide 7. Estimates of non-reserve coal deposits are subject to further exploration and development, are more speculative, and may not be converted to future reserves of the company. (2) Represents a current estimate of physical in-place coal tons. Does not represent proven and probable reserves, non-reserve coal deposits or a forecast of tons to be produced and sold in the future. Future production and sales of such tons, if any, are subject to exercise of options and significant risk and uncertainty. Youngs Creek Project 292 million tons of non-reserve coal deposits at December 31, 2016(1) Contracted royalty payments of 8% vs. 12.5% federal rate 48,000 controlled acres of surface land connecting Youngs Creek, Spring Creek, and Big Metal deposits Big Metal Project Exploration agreement and options to lease up to 1.4 billion tons(2) of in-place coal on the Crow Indian Reservation. BIA issued approval of option agreements in June 2013 Sliding scale royalty rate to the Crow Tribe of 7.5% - 15% vs. 12.5% federal rate

10 Spring Creek Complex Quality Advantage and Export Distance 4770-4850 4544 Average Source: SNL, Wood Mackenzie, Company estimates Higher Quality Product Location Spring Creek Complex is closer to export West Coast terminals than SPRB mines Fewer bottlenecks in NPRB Quality Spring Creek Mine is a premium subbituminous coal for many Asian utilities valued for its consistent quality Indonesian coal (primary competitor) has wide variety of qualities Conversations and scheduled test burns for Spring Creek Complex coal with new potential domestic customers Spring Creek Complex 3700 3900 4100 4300 4500 4700 4900 Indonesian Coal 8800 Btu Spring Creek Kcal/kg NAR

Finance 11

12 Managing Through Changing Environments Coal production in the U.S. down 19% in 2016 compared to 2015, while PRB production is down 22% for the same period (1) Aligned production to balance market demand Aligning cost structure with forecast production Restarting exports based on Q4 2016 seaborne coal price rise 8400 Btu volumes continue to be challenged by low 8800 Btu coal prices Controlling Costs Reducing Capital Expenditures (1) Source: Mine Safety and Health Administration (2) Includes labor, repairs, maintenance, tires, explosives, outside services, and other mining costs $4.97 $4.99 $5.05 $4.45 $4.20 $4.60 $5.24 $5.14 $5.36 $5.55 $9.57 $10.23 $10.19 $9.81 $9.75 $0 $2 $4 $6 $8 $10 $12 2012 2013 2014 2015 2016 (cash cost per ton) Royalties/Taxes/Fuel/Lubricants Core Cash Cost (2) 86.2 81.3 81.9 71.5 58.5 50 - 55 4.4 4.7 4.0 3.6 0.6 5.0 90.6 86.0 85.9 75.1 59.1 55 - 60 0 10 20 30 40 50 60 70 80 90 100 2012 2013 2014 2015 2016 2017E (in millions) North American Deliveries Asian Exports Reducing Shipments $54 $57 $20 $39 $35 $20 - 30 $129 $79 $69 $69 $0 $50 $100 $150 $200 $250 2012 2013 2014 2015 2016 2017E (in millions) Capex LBA Payments

13 2017 Guidance (as of February 15, 2017) Coal shipments for our three mines (1) 55 – 60 million tons Committed sales with fixed prices Approximately 53 million tons Anticipated realized price of produced coal with fixed prices Approximately $12.22 per ton Adjusted EBITDA (2) $80 – $120 million Net interest expense Approximately $40 million Cash interest paid Approximately $50 million Depreciation, depletion, amortization, and accretion $70 – $80 million Capital expenditures $20 – $30 million Inclusive of intersegment sales. Non-GAAP financial measure; please see definition below in this presentation. Management did not prepare estimates of reconciliation with comparable GAAP measures, including net income, because information necessary to provide such a forward-looking estimate is not available without unreasonable effort.

Financial Summary Cash and cash equivalents $ 84 Credit Agreement capacity $400 A/R Securitization 24 Available borrowing capacity 424 Letters of credit issued (1) (68) Total Available Liquidity $440 Reclamation Obligations (in millions) Surety bonds outstanding Third-party surety bonds $418 Lease bonds 30 Self-bonding (WY) 10 Total Bonding Obligation $458 Debt (in millions) 8.5% High-Yield Notes due 2019 $ 62 12% Second Lien Notes due 2021 290 6.375% High-Yield Notes due 2024 57 Bonds Outstanding $ 409 Deferred gain and other (2) 66 Carrying Value of Debt $ 475 Capital leases 8 Total Debt on Balance Sheet $ 483 Liquidity & Obligations (as of December 31, 2016, in millions) 14 TRANSACTIONS COMPLETED SINCE JANUARY 2016 $400 million Credit Agreement amendment in 2016 that replaced the financial covenants with a minimum monthly liquidity covenant of $125M. At year-end 2016, we had available borrowing capacity of $332M after the letter of credit issuances Issuance of $290M of 2021 secured bonds in exchange for 2019 and 2024 bonds, which resulted in de-leveraging of $91M In early 2017, we exited self-bonding having eliminated over $175M in reclamation bonding obligations in 2016 Successfully amended the A/R Securitization in January 2017, extending it until 2020 and including the capability to issue Letters of Credit Port and rail agreements were amended and shortened to reduce the take-or-pay commitments by $488 million over the remaining term of the agreements. Pricing of public equity offering in February 2017. (1) Letters of credit issued under our Credit Agreement provide approximately 15% collateral to sureties for reclamation bonds (2) Represents the deferred gain on the transaction less unamortized debt issuance costs and cash premium paid

Financial Progression Reclamation Bonds Credit Agreement Senior Notes Take-or-Pay Commitments Reclamation Bonds $167 million lower reclamation bonding requirement, primarily a result of lower cost guidance issued by Wyoming DEQ. Exited self-bonding during Q1 2017. Credit Agreement Amended bank facility to replace EBITDA-based financial covenants with minimum liquidity covenant and provide flexibility to issue second-lien debt. Senior Notes $91 million reduction in senior notes outstanding with most 2019 bond maturities extended to 2021. Take-Or-Pay Commitments (1) Port and rail agreements were amended and shortened to reduce the take-or-pay commitments by $488 million over the remaining term of the agreements. (1) See Item 7—“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations” in our 2016 Form 10-K for additional information. 15 2019 2019 2019 2021 2021 2024 2024 2024 $0 $100 $200 $300 $400 $500 $600 (in millions) Surety Bonds Letters of Credit Self-Bonding

Recent Public Offering of Common Stock 16 On February 22, 2017, we priced a registered underwritten public offering of 13,500,000 shares of our common stock at a price to the public of $5.10 per share. We have granted the underwriters a 30-day option to purchase 2,000,000 additional shares of our common stock. We intend to use the net proceeds from the offering to fund the full redemption of our outstanding 8.50% Senior Notes due 2019, plus accrued and unpaid interest to the redemption date, with any remaining proceeds to be used for general corporate purposes. We expect to close the offering on February 28, 2017, subject to the satisfaction of customary closing conditions. To Redeem Remaining 2019 Notes

Domestic Coal Environment Conditions and Regulations 17

Challenging Domestic Environment Current environment Winter weather has started to lower coal stockpiles Declining natural gas inventory levels Natural gas prices stable around $3.00 Uncertain impact of new presidential administration Initiatives/litigation Clean Power Plan, federal royalty rate review, moratorium on federal coal leases during Programmatic EIS process Renewable mandates and subsidies NGO anti-coal activities Peer companies emerging from Chapter 11 Reorganizations 18

Natural Gas Storage and Pricing Natural Gas Storage Winter heating demand and slowing production has started reducing inventories Storage levels are down 325 Bcf or 11% from last year Since the start of December, storage has fallen below record levels Natural Gas Pricing and Rig Count Financial pressure on oil and gas producers Rig count has increased since Q4 2016 in lowest cost basins Prices had increased to well over $3.00 MMBtu but recently have declined Declining production rate has started to impact price levels since late 2016 19 Source: EIA Source: EIA, Baker Hughes $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 $5.50 $6.00 0 50 100 150 200 250 300 350 400 450 Price ($/MMBtu) Rig Count Rigs Price 0 1,000 2,000 3,000 4,000 5,000 BCF Week 5-Year Range 2017 2016

20 Powder River Basin SPRB Production Declined 78 MT in 2016 Downward demand pressures on 8800 Btu (54 MT) and 8400 Btu (24 MT) mines Cordero Rojo Mine reduced from 35 MT in 2014 to 19 MT in 2016 2017 volumes are expected to be 10 to 20 million tons higher than 2016 as stockpiles are reduced Normal weather patterns and higher natural gas prices could increase 2017 coal volume expectation further 2008 42% 2008 58% 2017 33% 2017 67% Source: MSHA 2008 - 2016 and Company Estimates 2017 0 50 100 150 200 250 300 350 400 450 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017E (million tons) Southern PRB Production Trends 8400 vs. 8800, 2008 - 2017 8800 Btu 8400 Btu

High Quality Customer Base Our Deliveries to Power Plants in 2015 Source: SNL 21 PRB coal is burned in many newer plants We are focused on supplying newer plants with long lives and strong emissions controls Expected 2021 U.S. Electricity Generation Mix Expected 2021 U.S. Coal Supply Mix Source: EIA Source: WoodMac Coal 32% Natural Gas 28% Nuclear 18% Renewables 21% Other 1% PRB 42% ILB 13% CAPP/NAPP 17% Other 28%

22 Continued Forward Sales Strategy 2017 has 53 million tons committed and fixed at weighted-average price of $12.22/ton. 2018 has 25 million tons committed and fixed at weighted-average price of $12.55/ton 53 25 1 2 54 27 0 10 20 30 40 50 60 70 80 2017 2018 Committed tons with variable pricing Committed tons with fixed pricing Total Committed Tons (as of 2/08/17)

Export Environment 23

24 Recent turnaround in international thermal coal pricing has been significant Reduced Chinese domestic production increased imports in 2016 Reduced capital in recent years could reduce supply response in Australia and Indonesia Newcastle spot prices have stabilized around $80 per tonne as buying for 2017 commencements We have contracted approximately 1.9 million tons of coal for export for the first half of 2017 Amended agreements with Westshore and BNSF Source: Global Coal, HDR Salva, Company estimates Export Drivers are Cyclical $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 Newcastle Price Curve

Positioned to Capitalize on Improving Export Sales Renegotiated Port Contract Provides Flexibility Optionality to Grow Exports Amended and shortened agreements with Westshore and BNSF to adjust volume obligations and eliminate $488 million of take-or-pay commitments from 2017 – 2024 Remaining commitment assumes contract settlements in-lieu of physical shipments. Transportation payments are invoiced on a per ton/tonne basis. We currently retain ~5.0 million tons of export capacity at Westshore for 2017 - 2018 We have shipped ~0.4 million tons in fourth quarter of 2016 and contracted approximately ~1.9 million tons of coal for export in first half of 2017 If ~5.0 million tons are exported, there would be no remaining take-or-pay payments. (million tons) Export Tons $123 $103 $85 $71 $59 Transportation Commitments Take-or-Pay Commitments(1) As of 2/15/17 2017 $27M 2018 $24M Total $51M Avg. annual Newcastle benchmark ($/t) 25 $66 (1) Commitments represent amended Westshore and BNSF agreements. 4.7 4.4 4.7 4.0 3.6 0.4 5.0 2011 2012 2013 2014 2015 2016 2017E

26 Cloud Peak Energy Terminal Position Westshore Terminal – Existing lowest cost, cape-size port Capesize vessels – deep-water port Amended agreement and shortened to reduce the contractual take-or pay-commitments over the remaining term of the agreement As seaborne thermal coal prices have recently rebounded, we have exported 0.4 million tons during fourth quarter and have contracted 1.9 million tons of Asian export sales to be delivered in the first half of 2017 Proposed Millennium Bulk Terminal Panamax vessels CPE has an option for up to 3 million tonnes per year at Stage 1 of development (total throughput of at least 10 million tonnes per year) and option for an additional 4 million tonnes per year at Stage 2 of development (total throughput of at least 30 million tonnes per year) EIS scope announced February 2014 – EIS process continues

Appendix 27

Note: Represents average cost of product sold for produced coal for our three mines. $10.19/ton $10.23/ton 2013 2014 2012 $9.57/ton 2015 $9.81/ton Royalties and taxes Labor Repairs, maintenance, and tires Fuel and lubricants Explosives Outside services Other mining costs 2016 $9.75/ton Average Cost of Produced Coal 28 36% 20% 15% 13% 6% 4% 6% 40% 20% 14% 12% 5% 4% 5% 37% 28% 14% 7% 6% 2% 6% 37% 21% 15% 12% 6% 4% 5% 38% 24% 15% 8% 6% 4% 5%

29 Major Mine Equipment - 2016 (1) Dragline has been moved from Cordero Rojo Mine to Antelope Mine Antelope Mine 2 draglines (1) 8 shovels 24 830E haul trucks 15 930E haul trucks 18 dozers 3 excavators 5 drills Cordero Rojo Mine 2 draglines 6 shovels 32 830E haul trucks 15 dozers 2 excavators 4 drills Spring Creek Mine 2 draglines 3 shovels 13 830E haul trucks 7 dozers 2 excavators 4 drills

30 Owned and Operated Mines Our Owned and Operated Mines segment comprises the results of mine site sales from our three mines primarily to our domestic utility customers and also to our Logistics and Related Activities segment. (in millions, except per ton amounts) Q4 2016 Q4 2015 Full Year 2016 Full Year 2015 Tons sold 16.7 18.6 58.5 75.1 Realized price per ton sold $ 12.15 $ 12.72 $ 12.40 $ 12.79 Average cost of product sold per ton $ 8.96 $ 9.54 $ 9.75 $ 9.81 Adjusted EBITDA(1) $ 51.7 $ 56.9 $ 143.7 $ 209.9 (1) Non-GAAP measure. Reconciliation tables for Adjusted EBITDA are included in the Appendix

31 Logistics and Related Activities Our Logistics and Related Activities segment comprises the results of our logistics and transportation services to our domestic and international customers. (1) Non-GAAP measure. Reconciliation tables for Adjusted EBITDA are included in the Appendix (in millions) Q4 2016 Q4 2015 Full Year 2016 Full Year 2015 Total tons delivered 0.5 0.7 0.9 5.1 Asian export tons 0.4 0.3 0.6 3.6 Revenue $ 23.0 $ 23.0 $ 43.6 $ 185.8 Realized gains/(losses) on financial instruments $ 1.8 $ 3.2 $ 7.1 $ 13.4 Total cost of product sold $ 28.0 $ 38.3 $ 72.6 $ 243.3 Adjusted EBITDA(1) $ (3.3) $ (12.6) $ (23.6) $ (44.7)

Three Months Ended December 31, Year Ended December 31, 2016 2015 2016 2015 Revenue $227.9 $ 260.7 $800.4 $1,124.1 Operating income $ 36.1 $ (56.0) $ 67.3 $ (81.4) Net income (loss) (1) $ 24.5 $(156.2) $ 21.8 $ (204.9) Earnings per common share Basic $ 0.40 $ (2.55) $ 0.36 $ (3.36) Diluted $ 0.39 $ (2.55) $ 0.35 $ (3.36) Statement of Operations Data 32 (in millions, except per share amounts) (1) Net loss for 2015 was impacted by the $111.8 million non-cash valuation allowance adjustment on deferred tax assets based upon then-forecasted taxable earnings and a $58.2 million non-cash asset impairment recorded due to lower forecasted earnings as a result of the weak international coal prices at that time.

Revenue $ 800.4 $1,124.1 $1,324.0 $ 1,396.1 $1,516.8 Operating income $ 67.3 $ (81.4) $ 131.8 $ 112.4 $ 241.9 Net income (loss) (1) $ 21.8 $ (204.9) $ 79.0 $ 52.0 $ 173.7 Earnings per common share Basic $ 0.36 $ (3.36) $ 1.30 $ 0.86 $ 2.89 Diluted $ 0.35 $ (3.36) $ 1.29 $ 0.85 $ 2.85 Year Ended December 31, 2016 2015 2014 2013 2012 Statement of Operations Data 33 (in millions, except per share amounts) (1) Net loss for 2015 was impacted by the $111.8 million non-cash valuation allowance adjustment on deferred tax assets based upon then-forecasted taxable earnings and a $58.2 million non-cash asset impairment recorded due to lower forecasted earnings as a result of the weak international coal prices at that time.

Cash, cash equivalents and investments $ 83.7 $ 89.3 $ 168.7 $ 312.3 $ 278.0 Restricted cash 0.7 8.5 2.0 — 4.5 Property, plant and equipment, net 1,432.4 1,488.4 1,589.1 1,654.0 1,678.3 Total assets 1,714.8 1,802.2 2,151.2 2,348.4 2,341.0 Senior notes, net of unamortized discount 475.0 491.2 489.7 588.1 586.2 Federal coal lease obligations — — 64.0 122.9 186.1 Asset retirement obligations, net of current portion 97.0 151.8 216.2 246.1 239.0 Total liabilities 763.1 914.3 1,063.3 1,346.5 1,410.0 Total equity 951.7 887.9 1,087.8 1,002.0 931.0 December 31, 2016 2015 2014 2013 2012 Balance Sheet Data 34 (in millions)

Reconciliation of Non-GAAP Measures

Adjusted EBITDA

(in millions)	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Year Ended December 31, 2016	Year Ended December 31, 2015
Net income (loss)	$ 24.5	$ (156.2)	$ 21.8	$ (204.9)
Interest income	—	—	(0.1)	(0.2)
Interest expense	12.1	11.3	47.4	47.6
Income tax expense (benefit)	1.0	89.7	(2.2)	77.4
Depreciation and depletion	4.2	14.3	27.2	66.1
Amortization of port access rights	—	0.9	—	3.7
EBITDA	$ 41.7	$ (40.0)	$ 94.1	$ (10.4)
Accretion	1.0	2.6	6.6	12.6
Derivative financial instruments:				
Exclusion of fair value mark-to-market losses (gains) (1)	(2.9)	12.9	(8.2)	30.6
Inclusion of cash amounts received (paid) (2)(3)	(0.1)	1.0	(3.3)	(0.6)
Total derivative financial instruments	(3.0)	13.9	(11.5)	30.0
Impairments (4)	0.1	58.2	4.6	91.5
Debt Restructuring Costs	0.2	—	4.7	—
Adjusted EBITDA	$ 40.0	$ 34.7	$ 98.6	$ 123.8

(1) Fair value mark-to-market (gains) losses reflected on the statements of operations.
(2) Cash amounts received and paid reflected within operating cash flows.
(3) Excludes premiums of $5.8 million paid at option contract inception during the year ended December 31, 2015 for original settlement dates in subsequent periods.
(4) Non-cash impairments of $33.4 million related to goodwill at the Cordero Rojo Mine, $52.2 million of port access rights, and $6.0 million related to our investment in GPT during the year ended December 31, 2015.

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CLOUD PEAK ENERGY®

Reconciliation of Non-GAAP Measures

Adjusted EBITDA

(in millions)	Year Ended December 31, 2016	2015	2014	2013	2012
Net income (loss)	$ 21.8	$ (204.9)	$ 79.0	$ 52.0	$ 173.7
Interest income	(0.1)	(0.2)	(0.3)	(0.4)	(1.1)
Interest expense	47.4	47.6	77.2	41.7	36.3
Income tax expense (benefit)	(2.2)	77.4	34.9	11.6	62.6
Depreciation and depletion	27.2	66.1	112.0	100.5	94.6
Amortization of port access rights	—	3.7	—	—	—
EBITDA	$ 94.1	$ (10.4)	$ 302.8	$ 205.3	$ 366.1
Accretion	6.6	12.6	15.1	15.3	13.2
Tax agreement expense (benefit) (1)	—	—	(58.6)	10.5	(29.0)
Derivative financial instruments:					
Exclusion of fair value mark-to-market losses (gains) (2)	(8.2)	30.6	(7.8)	(25.6)	(22.8)
Inclusion of cash amounts received (paid) (3)(4)	(3.3)	(0.6)	24.7	13.0	11.2
Total derivative financial instruments	(11.5)	30.0	16.9	(12.6)	(11.6)
Impairments (5)	4.6	91.5	—	—	—
Gain on sale of Decker Mine interest	—	—	(74.3)	—	—
Debt restructuring costs	4.7	—	—	—	—
Adjusted EBITDA	$ 98.6	$ 123.8	$ 201.9	$ 218.6	$ 338.8

(1) Changes to related deferred taxes are included in income tax expense.
(2) Fair value mark-to-market (gains) losses reflected on the statement of operations.
(3) Cash amounts received and paid reflected within operating cash flows.
(4) Excludes premiums paid at option contract inception of $5.8 million and $4.0 million during the years ended December 31, in 2015 and 2014, respectively, for original settlement dates in subsequent years.
(5) Non-cash impairments of $33.4 million related to goodwill at the Cordero Rojo Mine, $52.2 million of port access rights, and $6.0 million related to our investment in GPT during the year ended December 31, 2015.

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CLOUD PEAK ENERGY®

Adjusted EBITDA by Segment

(in millions)	Three Months Ended December 31, 2016		Three Months Ended December 31, 2015		Year Ended December 31, 2016		Year Ended December 31, 2015
Owned and Operated Mines							
Adjusted EBITDA	$	51.7	$	56.9	$	143.7	$	209.9
Depreciation and depletion		(7.0)		(15.0)		(29.1)		(64.9)
Accretion		(0.8)		(2.4)		(6.0)		(12.0)
Derivative financial instruments:								
Exclusion of fair value mark-to-market gains (losses)		2.9		(11.6)		8.1		(24.6)
Inclusion of cash amounts (received) paid		1.9		2.2		10.4		14.0
Total derivative financial instruments		4.8		(9.4)		18.5		(10.6)
Impairments		(0.1)		—		(2.6)		(33.4)
Other		0.1		—		1.0		—
Operating income (loss)		48.7		30.1		125.5		89.0
Logistics and Related Activities								
Adjusted EBITDA		(3.3)		(12.6)		(23.6)		(44.7)
Amortization of port access rights		—		(0.9)		—		(3.7)
Derivative financial instruments:								
Exclusion of fair value mark-to-market gains (losses)		—		(1.3)		0.1		(6.1)
Inclusion of cash amounts (received) paid (1)		(1.8)		(3.2)		(7.1)		(13.4)
Total derivative financial instruments		(1.8)		(4.5)		(7.0)		(19.5)
Impairments		—		(58.2)		—		(58.2)
Other		—		0.5		1.7		0.6
Operating income (loss)		(5.1)		(75.7)		(28.9)		(125.5)
Other								
Adjusted EBITDA		(8.0)		(9.5)		(20.9)		(40.0)
Depreciation and depletion		2.9		0.7		1.9		(1.1)
Accretion		(0.2)		(0.1)		(0.6)		(0.6)
Impairments		—		—		(2.0)		—
Debt restructuring costs		(0.2)		—		(4.7)		—
Other		(1.6)		(1.5)		(2.4)		(1.8)
Operating income (loss)		(7.1)		(10.4)		(28.7)		(43.5)
Eliminations								
Adjusted EBITDA		(0.4)		(0.1)		(0.6)		(1.4)
Operating loss		(0.4)		(0.1)		(0.6)		(1.4)
Consolidated operating income (loss)		36.1		(56.0)		67.3		(81.4)
Interest income		—		—		0.1		0.2
Interest expense		(12.1)		(11.3)		(47.4)		(47.6)
Other, net		(0.2)		(0.1)		(1.0)		0.1
Income tax benefit (expense)		(1.0)		(89.7)		2.2		(77.4)
Earnings from unconsolidated affiliates, net of tax		1.7		0.9		0.7		1.2
Net income (loss)	$	24.5	$	(156.2)	$	21.8	$	(204.9)

(1) Excludes premiums at option contract inception of $5.8 million, related to our Logistics and Related Activities segment, during the year ended December 31, 2015, for settlement dates in subsequent periods.

37

CLOUD PEAK ENERGY®

Former non-operating interest divested by Cloud Peak Energy in September 2014. Represents only the three company-operated mines. Q4 Q3 Q2 Q1 Q4 Year Year Year Year Year 2016 2016 2016 2016 2015 2016 2015 2014 2013 2012 Tons sold Antelope Mine 8,070 8,612 6,273 6,853 9,467 29,807 35,167 33,647 31,354 34,316 Cordero Rojo Mine 5,562 5,492 3,608 3,670 5,497 18,332 22,872 34,809 36,670 39,205 Spring Creek Mine 3,111 2,854 1,946 2,437 3,672 10,348 17,027 17,443 18,009 17,102 Decker Mine (50% interest)(1) — — — — — — — 1,079 1,519 1,441 Total tons sold 16,743 16,958 11,827 12,960 18,636 58,487 75,066 86,978 87,552 92,064 Average realized price per ton sold(2) $12.15 $12.33 $12.60 $12.65 $12.72 $12.40 $12.79 $13.01 $13.08 $13.19 Average cost of product sold per ton(2) $ 8.96 $ 8.95 $10.50 $11.15 $ 9.54 $ 9.75 $ 9.81 $10.19 $10.23 $ 9.57 Other Data 38 (in millions)

39 39 Sulfur Content by Basin Source: SNL U.S. Coal Consumption by Region Region / Avg Btu Average lbs SO2 PRB / 8,600 0.5 – 1.0/MMBtu Rocky Mountain / 11,500 0.9 – 1.4/MMBtu Illinois Basin / 11,500 2.5 – 6.0/MMBtu Appalachia / 12,000 1.2 – 7.0/MMBtu Lignite / 6,000 1.4 – 4.0/MMBtu Cloud Peak Energy Mines Antelope / 8,875 0.50/MMBtu Cordero Rojo / 8,425 0.69/MMBtu Spring Creek / 9,350 0.73/MMBtu Source: Company Estimates 39 Coal Deliveries to Power Plants by Region Source: SNL